UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported):  September 7, 2009

Gulf Resources, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-20936 (Commission File Number)	13-3637458 (IRS Employer Identification No.)

Chenming Industrial Park, Shouguang City, Shandong, China 262714
(Address of principal executive offices and zip code)

+86 (536) 567 0008
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to the Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on September 10, 2009, is being filed (i) to correct the disclosure regarding the M&A Agreement entered into by a subsidiary of Gulf Resources, Inc. (the “Registrant”) on August 31, 2010 relating to the Company’s Factory 8 to identify that one of the parties to the M&A Agreement was acting as Attorney-in-Fact on behalf of one of the owners of Factory 8 and as escrow agent on behalf of the other owners of Factory 8, (ii) to revise Exhibit 10.1, which is a translation of the Chinese language M&A Agreement entered into by the parties thereto, and (iii) to add Exhibit 10.2, which is a Power of Attorney relating to the M&A Agreement.

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2009, Shouguang City Haoyuan Chemical Company Limited (“SCHC”) a wholly owned subsidiary of the Registrant, entered into an M&A Agreement with Fengxia Yuan, Han Wang and Qing Yang, residents of the People’s Republic of China (the “Sellers”), pursuant to which SCHC shall, upon closing, acquire all rights, title and interest in and to all assets owned by the Sellers utilized in the production of bromine and crude salt, located at the Shouguang City Yingli Township Beishan Village including without limitation, machinery, equipment and inventory, and any warranties associated therewith (the “Purchased Assets).

Fengxia Yuan is the wife of the Registrant’s Chief Operating Officer, Mr. Naihui Miao.  Fengxia Yuan entered into the Asset Purchase Agreement as Attorney-in-Fact for Yuliang Gao, who owned 4.73% of Factory 8.  The Power of Attorney granted by Yuliang Gao authorized Fengxia Yuan to execute the M&A Agreement and to hold any shares of the Registrant issued as consideration on behalf of Yuliang Gao, but did not grant any actual rights to transfer and/or dispose of the consideration received from the sale of Factory 8 on Yuliang Gao’s behalf.

Fengxia Yuan was also authorized to act as escrow agent for the M&A Agreement, to receive the cash consideration from the Company on behalf of each of the Sellers and then transfer the consideration on to each Seller at the closing of the M&A Agreement.  Under the terms of the M&A Agreement and the Power of Attorney, Fengxia Yuan did not receive any consideration for her participation as Attorney-in-Fact and escrow agent with respect to the M&A Agreement, and therefore, such transactions were not related party transactions.  Naihui Miao was not a party to the M&A Agreement nor any of the other agreements related to the M&A Agreement.

In consideration for the Purchased Assets and for the value of the rights to the leased property located at Shouguang City Yingli Township Beishan Village, SCHC shall pay to the Sellers a total purchase price of RMB112,000,000 (the “Purchase Price”), of which RMB78,400,000 shall be paid in cash and RMB33,600,000 shall be paid by the issuance of 4,229,366 shares of common stock of the Registrant (the “Shares”).  An amount equal to RMB15,680,000 of the cash portion of the Purchase Price shall be delivered to the Sellers upon the execution of the Agreement as a security deposit (the “Security Deposit”) pending the final assessment of the condition of the Purchased Assets and the Leased Property, which is to be completed no later than September 30, 2009. If the assessment is not acceptable to SCHC, the parties shall negotiate a reduction in the Purchase Price.  If a mutually acceptable amount is not agreed, SCHC shall have the right to terminate the Agreement and have the Security Deposit returned.  If the assessment is acceptable to SCHC, the remainder of the cash portion of the Purchase Price shall be delivered to the Sellers before September 30, 2009.  Further, if SCHC is unable to deliver the remainder of the Purchase Price in the time frame prescribed, the Sellers have the right to terminate the Agreement and retain the Security Deposit.

As a result of this Agreement, the Purchased Assets including, without limitation, any and all bromine and crude salt that can be produced on the Leased Property, buildings, equipment, wells, pipelines, and power circuits would be acquired by SCHC; provided, however, that SCHC shall not be liable for any debts, obligations and/or liabilities of the Sellers relating to the Purchased Assets and the Leased Property.

The closing of the transactions contemplated by this Asset Purchase Agreement shall take place on or before September 30, 2009.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	M&A Agreement
10.2	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

By:	/s/ Xiaobin Liu
Name:	Xiaobin Liu
Title:	Chief Executive Officer

Dated: August 19, 2010

Exhibit Index

Exhibit No.	Description
10.1	M&A Agreement
10.2	Power of Attorney